Exhibit 10.2


             NOTICE OF GRANT OF INCENTIVE UNTIS AND GRANT AGREEMENT



                                                            (Date)

(Full Name)
(Address>)
(City, State Zip)

(First Name or Nickname)

           I would like to congratulate you on receiving this discretionary award. It is being granted to you based upon your contributions to GAFMC and the Company's desire for your continued contribution to our future performance.

           Pursuant to the BMCA 2001 Long-Term Incentive plan (the "Plan"), you are hereby granted Incentive Units as follows:

                  Date of Grant                       (Date)

                  Vesting Schedule                    20% on each grant
                                                      anniversary for the
                                                      following five years
                                                      (Current Year, 200x+1,
                                                      200x+2, 200x+3, and
                                                      200x+4).

                  Expiration Date:                    (Date)

                  Total Number of Units Granted       (#)

                  BMCA Book Value on the              ($0.00)
                  Date of the Grant

           Enclosed for your further understanding, is a copy of two schedules. One schedule shows your current total dollar value of your vested Incentive Units. The other schedule shows the five-year projected dollar value of all Incentive Units granted to you. Should you have any questions regarding this program or would like a copy of the BMCA 2001 Long-Term Incentive Plan, you may contact Chuck Baker.



                                                    Bill Collins
                                                    President and CEO
                                                    BMCA